Exhibit (j)(2)

JOINDER AND AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of the 6th day of January, 2020, by and between each of Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust and Goldman Sachs ETF Trust (“Existing Funds”), Goldman Sachs Credit Income Fund (“GSCIF”), and Goldman Sachs Real Estate Diversified Income Fund (“GSREDIF”), separately and not jointly, and THE BANK OF NEW YORK MELLON (“BNY Mellon”). The Existing Funds, GSCIF and GSREDIF are referred to collectively herein as the “Funds”.

BACKGROUND:

A.

BNY Mellon and the Existing Funds are parties to a Custody Agreement dated as of April 5, 2011, as amended to date (the “Agreement”), relating to BNY Mellon’s provision of custody services to the Existing Funds and each Series listed on Schedule I to the Agreement, as such Schedule I may be amended from time to time.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.

Goldman Sachs Credit Income Fund and Goldman Sachs Real Estate Diversified Income Fund, separately and not jointly, are each hereby joined as a party to the Agreement. By executing this Agreement, each of GSCIF and GSREDIF agrees to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each were an original signatory to the Agreement, including, without limitation, the representations and warranties set forth in the Agreement. All references in the Agreement to a “Trust” or “Fund”, as applicable and as context requires, shall be deemed to apply to GSCIF and GSREDIF. For the avoidance of doubt, each investment company listed on Schedule I shall be considered to have a separate agreement with BNY Mellon and hereby appoints BNY Mellon to provide custody services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services. BNY Mellon shall be bound by all terms and conditions and provisions of the Agreement including, without limitation, the representations and warranties set forth in the Agreement.

Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

GOLDMAN SACHS TRUST
On behalf of each of its Series identified on Schedule I attached hereto

By:	/s/ Levee Brooks
Name:	Levee Brooks
Title:	Vice President

GOLDMAN SACHS VARIABLE INSURANCE TRUST
On behalf of each of its Series identified on Schedule I attached hereto

By:	/s/ Levee Brooks
Name:	Levee Brooks
Title:	Vice President

GOLDMAN SACHS ETF TRUST
On behalf of each of its Series identified on Schedule I attached hereto

By:	/s/ Levee Brooks
Name:	Levee Brooks
Title:	Vice President

GOLDMAN SACHS CREDIT INCOME FUND

By:	/s/ Levee Brooks
Name:	Levee Brooks
Title:	Vice President

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND

By:	/s/ Levee Brooks
Name:	Levee Brooks
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Robert Snyder
Name:	Robert Snyder
Title:	Managing Director

SCHEDULE I

(Amended and Restated as of January 6, 2020)

GOLDMAN SACHS TRUST

Goldman Sachs Blue Chip

Goldman Sachs Capital Growth

Goldman Sachs Concentrated Growth

Goldman Sachs Equity Income

Goldman Sachs Financial Square Federal Instruments Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Money Market Fund

Goldman Sachs Financial Square Prime Obligations Fund

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Treasury Solutions Fund

Goldman Sachs Flexible Cap

Goldman Sachs Focused Value

Goldman Sachs Global Infrastructure

Goldman Sachs Growth Opportunities

Goldman Sachs Large Cap Growth Insights

Goldman Sachs Large Cap Value

Goldman Sachs Large Cap Value Insights

Goldman Sachs Mid Cap Value

Goldman Sachs Small Cap Equity Insights

Goldman Sachs Small Cap Growth Fund*

Goldman Sachs Small Cap Growth Insights

Goldman Sachs Small Cap Value

Goldman Sachs Small Cap Value Insights

Goldman Sachs Small/Mid Cap Growth

Goldman Sachs Small/Mid Cap Value

Goldman Sachs Strategic Growth

Goldman Sachs Technology Opportunities

Goldman Sachs U.S. Equity Insights

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Goldman Sachs Government Money Market Fund

GOLDMAN SACHS ETF TRUST

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access Emerging Markets USD Bond ETF*

Goldman Sachs Access High Yield Corporate Bond ETF

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF

Goldman Sachs Access Treasury 0-1 Year ETF

Goldman Sachs Access China Bond ETF*

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF*

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF*

Goldman Sachs Access Total Bond Market ETF*

Goldman Sachs Access U.S. Aggregate Bond ETF*

Goldman Sachs Access U.S. Treasury Bond ETF*

Goldman Sachs Access Ultra Short Bond ETF

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Emerging Markets Equity ETF*

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Eurozone Banks ETF*

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs International Equity ETF*

Goldman Sachs International Small Cap Equity ETF*

Goldman Sachs Investor Money Market Fund

Goldman Sachs Investor Tax-Exempt Money Market Fund

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs Motif Data-Driven World ETF

Goldman Sachs Motif Finance Reimagined ETF

Goldman Sachs Motif Human Evolution ETF

Goldman Sachs Motif Manufacturing Revolution ETF

Goldman Sachs Motif New Age Consumer ETF

Goldman Sachs U.S. Equity ETF*

GOLDMAN SACHS CREDIT INCOME FUND*

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND*

*	The Fund has not yet commenced operations. Goldman Sachs Asset Management will provide notice to BNY Mellon to commence services upon the Fund’s launch.